Exhibit 10.1

FOURTH AMENDMENT TO STOCKHOLDER AGREEMENT

               This Fourth Amendment (the “Fourth Amendment”) to the Stockholder Agreement dated July 25, 2000 (together with the First, Second and Third Amendments thereto, the “Stockholder Agreement”), by and among Genencor International, Inc. (the “Company”), Eastman Chemical Company (“Eastman”), and Danisco A/S (together with its applicable affiliates “Danisco”) is dated as of the 27th day of January, 2005.

RECITALS

               In connection with the Acquisition Agreement among Danisco, DH Subsidiary, Inc. (“Buyer”) and the Company dated of even date herewith (the “Acquisition Agreement”) and the transactions contemplated thereby, the Parties have agreed to enter into this Fourth Amendment.

AGREEMENT

               NOW, THEREFORE, in consideration of the premises and covenants set forth in this Fourth Amendment and the Stockholder Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the Stockholder Agreement as follows:

1.	The Parties hereto agree to add the following paragraph to Section 4:

4.4	Effective as of the time that the Company receives notice in writing from Danisco (and, with respect to clause (b) only, an acknowledgement in writing from Eastman) that both of the following have occurred: (a) the purchase of and payment for any shares of the Company’s common stock pursuant to the tender offer contemplated by the Acquisition Agreement; and (b) the purchase by the Buyer (or any affiliate thereof) of and payment by the Buyer (or any affiliate thereof) for all shares of common stock, and all shares of Series A Preferred Stock of the Company owned by Eastman Chemical Company Investments, Inc., a wholly-owned subsidiary of Eastman (“ECCI”), pursuant to the Stock Purchase Agreement, dated of even date herewith, among Eastman, ECCI, Danisco and Buyer, the obligations of the Parties to this Stockholder Agreement under this Section 4 shall terminate.

2.	The Parties hereto agree to add the following sentence to the end of Section 15 of the Stockholder Agreement:

For the purposes of this Section 15, the Acquisition Agreement and the transactions thereby contemplated between the Company and Stockholders and/or the Stockholders’ affiliates shall be deemed to have been negotiated and conducted on an arm’s length basis and consummated upon commercially reasonable terms.

3.	Except as expressly amended hereby, the provisions of the Stockholder Agreement remain unchanged and in full force and effect and this Fourth Amendment does not and shall not be deemed to waive, modify or amend any other provision or terms of the Stockholder Agreement.

               IN WITNESS WHEREOF, the Parties’ authorized representatives have executed this Fourth Amendment on the day and year first above written.

GENENCOR INTERNATIONAL, INC.

By:	/s/ Jean-Jacques Bienaime

Name: Jean-Jacques Bienaime
Title: Chairman and CEO

EASTMAN CHEMICAL COMPANY		DANISCO A/S
(On behalf of itself and its affiliates)		(On behalf of itself and its affiliates)
By Proxy

By:	/s/ Theresa K. Lee	By:	/s/ Soren Bjerre-Nielsen

	Name: Theresa K. Lee		Name: Soren Bjerre-Nielsen
	Title: Sr. Vice President, CLO and Secretary		Title: Exe. VP & CFO

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